Exhibit 10.2




[Date]

FUN CITY POPCORN, INC.
OPERATION AGREEMENT

It is agreed that Fun City Popcorn, Inc. will provide a [Model] popcorn machine, serial number __________ on a two wheel cart, serial number __________ in our place of business, [location address]
______________________________________________________________________ .

I agree that I will be responsible for this equipment while it is in our/my control. The current market value for replacement of this machine is $__________
 . I certify this equipment will not be removed from these premises without written permission from Fun City Popcorn, Inc. It is understood we will use an average of __________ cases a month of popcorn kits.

The machine may be removed at the request of either party with a one-week notice. It is understood that only Fancy Farms 24/16 ounce popcorn kits at $__________ per case purchased from Fun City Popcorn, Inc. will be used in this machine. Fun City Popcorn, Inc. will provide all maintenance and repair on the machine to keep it popping quality popcorn. I will be responsible for daily cleaning of the machine after use. I will familiarize our employees of the proper cleaning procedures specified in the manual.

Any violation to this agreement could cause the machine to be removed from this location. I have read, understand and agree to the conditions set forth in this agreement.



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Signature                                       Signature

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Print                                           Fun City Popcorn, Inc.